Exhibit 99.1
AMERICAN APPAREL, INC. REPORTS
THIRD QUARTER 2012 FINANCIAL RESULTS

LOS ANGELES, November 14, 2012 - American Apparel, Inc. (NYSE MKT: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion-basic apparel, announced financial results for its third quarter ended September 30, 2012.

Dov Charney, Chairman and CEO of American Apparel, Inc. stated, “We are pleased with our third quarter results that again show solid growth and continuing momentum in all business segments and major geographies.  Significant sales growth allowed us to more than double our EBITDA performance to $13 million for the third quarter of 2012 from $6 million for the third quarter of 2011. Year-to-date our EBITDA performance has improved to $19 million from $5 million for the corresponding period last year (See Graph 1).  EBITDA performance for the twelve months ended September 30, 2012 was $28 million or double that reported for the full year in 2011 (See Graph 2). As we improve store productivity and aggressively grow our online and wholesale businesses we expect operating expense leverage will allow us to continue to significantly grow EBITDA performance."

"We continue to make meaningful progress in improving inventory efficiency with a 5% reduction in unit inventory in this quarter. This brings our total unit reduction to over 18% since we began this undertaking in 2011. Although our aggressive approach to reducing inventories has caused a modest amount of margin erosion, improving inventory turns by driving unit sales will improve inventory efficiency, lower carrying costs and reduce working capital requirements over the long-term. These efforts, together with other operating performance improvements will assist in our near-term refinancing efforts."

So far, through November 12, 2012, comparable sales for the Company's retail stores have increased 13%.

Operating Results
Comparing the third quarter 2012 to the corresponding period last year, net sales increased 15% to $162.2 million on a 20% increase in comparable store sales in the retail business, a 6% increase in net sales in the wholesale business and a 1% increase in the average number of stores.

The following delineates the components of the net sales increase for the quarterly period ended September 30, 2012 as compared to the corresponding quarter of the prior year:

	2012	2011
	Third Quarter	Third Quarter
Comparable Store Sales	20%	2%
Comparable Online Sales	21%	11%
Comparable Retail & Online	20%	3%
Wholesale Net Sales	6%	9%

Gross profit of $85.2 million for the third quarter of 2012 increased 14% from $75.0 million reported for the third quarter of 2011. Holding foreign currency rates constant to those last year, gross profit in the 2012 third quarter would have been $87.1 million or 16% higher than reported in the 2011 third quarter.

Gross margin rate for the 2012 third quarter decreased to 52.5% from 53.2% for the 2011 third quarter. The gross margin reduction was due to planned promotional activities, the effect of “warehouse-type” clearance sales as a part of our overall inventory reduction strategy and the negative impact of the strengthening US dollar on margins from our international segment. Partially offsetting these impacts was a shift in mix to higher margin retail sales in the 2012 third quarter, lower inventory shrink reserves reflecting the benefits of our RFID implementation and lower costs of production in our manufacturing operations.

As a percent of revenue, operating expenses for the quarter decreased 540 basis points to 49.7% from 55.1% for the third quarter 2011. Included in operating expense in the 2012 third quarter was $5.5 million in depreciation expense versus a combined $6.9 million in depreciation expense and store impairment charges in the third quarter of 2011. After excluding the effects of store impairment and depreciation charges between the quarterly periods, there was a 390 basis point decrease in operating expenses as a percent of net revenues. The decrease was primarily due to a reduction in corporate overhead expenses and the fixed cost leverage as a result of increased sales.

Other expense for the third quarter of 2012 was $23.1 million versus $4.4 million in the comparable quarter last year. The $18.7 million increase was primarily due to the increase in the fair market value of our outstanding warrants at September 30, 2012 as compared with September 30, 2011, resulting in a net change in unrealized loss of $19.4 million. As our warrant liability is deemed to be a derivative financial instrument it is marked-to-market based primarily upon the change in our stock price between accounting periods. The warrant liability will not result in a future cash outflow by the Company and classified as equity when the warrants are exercised. Additionally, we incurred higher interest expense due to a higher average balance of debt outstanding and higher interest rates related to the Crystal Credit Agreement.

The third quarter 2012 net loss included an income tax provision of $0.5 million versus $0.2 million in the 2011 third quarter. In accordance with U.S. GAAP, we discontinued recognizing potential tax benefits associated with current operating losses. As of September 30, 2012, we had available federal net operating carry forwards of approximately $73.3 million and unused federal and state tax credits of $16.2 million.

Net loss for the third quarter of 2012 was $19.0 million, or $0.18 per common share, compared to net loss for the third quarter of 2011 of $7.2 million or $0.07 per common share. The 2012 third quarter net loss and net loss per common share includes $13.3 million of expense ($0.13 per common share) associated with a non-cash charge for an increase in the fair value of outstanding warrants. The 2011 third quarter includes an income statement credit of $6.1 million ($0.06 per common share) for a non-cash reduction in the fair value of the same warrant liability. Weighted average shares outstanding were 106.2 million in the third quarter of 2012 versus 102.3 million for the third quarter of 2011.

As of November 1, 2012 there were approximately 106.4 million shares outstanding.

For a reconciliation of consolidated net loss and consolidated adjusted EBITDA, a non-GAAP financial measure, please refer to the Table A attached to this press release.

2012 Outlook Update

For 2012, the Company is updating its adjusted EBITDA outlook to $36 to $40 million from the prior estimate of $36 million to $44 million. The adjustment to our estimate reflects in part a reduction to the business lost as a result of Hurricane Sandy, and additional investments in advertising and store technologies. This outlook assumes net sales of $604 million to $610 million and a gross profit margin of 53% to 54%. Capital expenditures are estimated at approximately $17 million for 2012.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of October 31, 2012 American Apparel had approximately 10,000 employees and operated 251 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Australia, Japan, South Korea and China. American Apparel also operates a global e-commerce site that serves over 60 countries worldwide at http://www.americanapparel.net. In addition, American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.

Safe Harbor Statement

This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition, results of operations and plans and the Company's prospects and strategies for future growth and cost savings. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the ability to generate sufficient liquidity for operations and debt service; changes in the level of consumer spending or preferences or demand for the Company's products; increasing competition, both in the U.S. and internationally; the evolving nature of the Company's business; the Company's ability to hire and retain key personnel and the Company's relationship with its employees; suitable store locations and the Company's ability to attract customers to its stores; the availability of store locations at appropriate terms and the Company's ability to identify and negotiate new store locations effectively and to open new stores and expand internationally; effectively carrying out and managing the Company's strategy, including growth and expansion both in the U.S. and internationally; disruptions in the global financial markets; failure to maintain the value and image of the Company's brand and protect its intellectual property rights; declines in comparable store sales and wholesale revenues; financial nonperformance by the Company's wholesale customers; the adoption of new accounting pronouncements or changes in interpretations of accounting principles; seasonality of the business; consequences of the Company's significant indebtedness, including the Company's relationships with its lenders and the Company's ability to comply with its debt agreements, including the risk of acceleration of borrowings thereunder as a result of noncompliance; the Company's ability to generate cash flow to service its debt; the Company's liquidity and losses from operations; the Company's ability to develop and implement plans to improve its operations and financial position; costs of materials and labor, including increases in the price of yarn and the cost of certain related fabrics; the Company's ability to pass on the added cost of raw materials to its wholesale and retail customers; the Company's ability to improve manufacturing efficiency at its production facilities; the Company's ability to effectively manage inventory and inventory reserves; location of the Company's facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation, including exposure from which could exceed expectations; compliance with or changes in U.S. and foreign government laws and regulations, legislation and regulatory environments, including environmental, immigration, labor and occupational health and safety laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; technological changes in manufacturing, wholesaling, or retailing; the Company's ability to upgrade its information technology infrastructure and other risks associated with the systems that are used to operate the Company's online retail operations and manage the Company's other operations; adverse changes in its credit ratings and any related impact on financing costs and structure; general economic and industry conditions, including U.S. and worldwide economic conditions; disruptions due to severe weather or climate change; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Reports on Form 10-K for the year ended December 31, 2011. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:
John J. Luttrell
Chief Financial Officer
(213) 488-0226

John Rouleau
Managing Director,ICR, Inc.
John.Rouleau@icrinc.com
(203) 682-8342

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts and shares in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net sales	$162,160	$140,889	$444,282	$389,760

Cost of sales	76,960	65,898	209,990	178,705

Gross profit	85,200	74,991	234,292	211,055

Operating expenses	80,583	77,619	240,179	231,997

Income (loss) from operations	4,617	(2,628)	(5,887)	(20,942)

Interest expense	10,454	8,832	30,274	23,715
Foreign currency transaction (gain) loss	(685)	1,855	141	780
Unrealized loss (gain) on change in fair value
of warrants and purchase rights	13,312	(6,101)	15,340	(21,201)
(Gain) loss on extinguishment of debt	—	—	(11,588)	3,114
Other expense (income)	36	(186)	188	(240)

Loss before income taxes	(18,500)	(7,028)	(40,242)	(27,110)
Income tax provision	512	166	1,933	1,042

Net loss	$(19,012)	$(7,194)	$(42,175)	$(28,152)

Basic and diluted loss per share	$(0.18)	$(0.07)	$(0.40)	$(0.32)
Weighted average basic and diluted
shares outstanding	106,248	102,279	105,960	88,614

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(unaudited)

	September 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS
Cash	$7,186	$10,293
Trade accounts receivable, net of allowances	25,951	20,939
Prepaid expenses and other current assets	10,800	7,631
Inventories, net	180,879	185,764
Restricted cash	5,928	—
Income taxes receivable and prepaid income taxes	1,475	5,955
Deferred income taxes, net of valuation allowance	639	148
Total current assets	232,858	230,730
PROPERTY AND EQUIPMENT, net	65,959	67,438
DEFERRED INCOME TAXES, net of valuation allowance	1,559	1,529
OTHER ASSETS, net	33,269	25,024
TOTAL ASSETS	$333,645	$324,721
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Cash overdraft	$2,625	$1,921
Revolving credit facilities and current portion of long-term debt	71,586	50,375
Accounts payable	37,247	33,920
Accrued expenses and other current liabilities	38,750	43,725
Fair value of warrant liability	28,455	9,633
Income taxes payable	389	2,445
Deferred income tax liability, current	697	150
Current portion of capital lease obligations	1,017	1,181
Total current liabilities	180,766	143,350
LONG-TERM DEBT, net of unamortized discount	103,964	97,142
CAPITAL LEASE OBLIGATIONS, net of current portion	1,083	1,726
DEFERRED TAX LIABILITY	108	96
DEFERRED RENT, net of current portion	21,597	22,231
OTHER LONG-TERM LIABILITIES	12,250	12,046
TOTAL LIABILITIES	319,768	276,591

STOCKHOLDERS' EQUITY
Common stock	11	11
Additional paid-in capital	173,787	166,486
Accumulated other comprehensive loss	(2,735)	(3,356)
Accumulated deficit	(155,029)	(112,854)
Less: Treasury stock	(2,157)	(2,157)
TOTAL STOCKHOLDERS' EQUITY	13,877	48,130
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$333,645	$324,721

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Nine Months Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$439,634	$387,780
Cash paid to suppliers, employees and others	(431,915)	(392,684)
Income taxes refunded (paid)	646	(1,413)
Interest paid	(6,635)	(3,959)
Other	(160)	323
Net cash provided by (used in) operating activities	1,570	(9,953)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(14,257)	(7,284)
Proceeds from sale of fixed assets	70	72
Restricted cash	(5,926)	—
Net cash used in investing activities	(20,113)	(7,212)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft	704	(2,484)
Repayments of expired revolving credit facilities, net	(48,324)	(1,309)
Borrowings under current revolving credit facilities, net	39,337	—
Borrowings (repayments) of term loans and notes payable	30,042	(10)
Payment of debt issuance costs	(4,965)	(1,690)
Net proceeds from issuance of common stock and purchase rights	—	21,710
Proceeds from equipment lease financing	—	3,100
Repayment of capital lease obligations	(810)	(996)
Net cash provided by financing activities	15,984	18,321

EFFECT OF FOREIGN EXCHANGE RATE ON CASH	(548)	(844)

NET (DECREASE) INCREASE IN CASH	(3,107)	312
CASH, beginning of period	10,293	7,656
CASH, end of period	$7,186	$7,968

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Amounts in thousands)
(unaudited)

	Nine Months Ended September 30,
	2012	2011
RECONCILIATION OF NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES
Net loss	$(42,175)	$(28,152)
Depreciation and amortization of property and equipment, and other assets	17,040	19,109
Retail store impairment	129	2,436
Loss on disposal of property and equipment	28	83
Share-based compensation expense	7,333	4,538
Unrealized loss (gain) on change in fair value of warrants and purchase rights	15,340	(21,201)
Amortization of debt discount and deferred financing costs	7,655	6,120
(Gain) loss on extinguishment of debt	(11,588)	3,114
Accrued interest paid-in-kind	15,984	13,636
Foreign currency transaction loss	141	780
Allowance for inventory shrinkage and obsolescence	(339)	783
Bad debt expense	73	503
Deferred income taxes	32	793
Deferred rent	(649)	(1,862)
Changes in cash due to changes in operating assets and liabilities:
Trade accounts receivables	(4,721)	(2,483)
Inventories	6,238	(8,651)
Prepaid expenses and other current assets	(3,343)	(174)
Other assets	(5,756)	(2,880)
Accounts payable	2,471	1,492
Accrued expenses and other liabilities	(4,750)	3,227
Income taxes receivable/payable	2,427	(1,164)
Net cash used in operating activities	$1,570	$(9,953)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment acquired and included in accounts payable	$98	$1,488
Reclassification of Lion warrants from equity to debt	—	11,339
Conversion of debt to equity	—	4,688
Issuance of warrants and purchase rights at fair value	—	6,387
Exercise of purchase rights	—	2,857

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)
The following table presents key financial information for American Apparel's business segments before unallocated corporate expenses:

	Three Months Ended September 30, 2012
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$46,847	$52,714	$16,717	$45,882	$162,160
Gross profit	12,873	34,361	10,166	27,800	85,200
Income from segment operations	5,811	3,116	721	4,192	13,840
Depreciation and amortization	1,446	2,747	394	951	5,538
Capital expenditures	3,300	2,136	328	894	6,658
Deferred rent expense (benefit)	297	(349)	(58)	(122)	(232)

	Three Months Ended September 30, 2011
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$42,405	$43,104	$15,264	$40,116	$140,889
Gross profit	8,897	29,607	9,432	27,055	74,991
Income (loss) from segment operations	4,465	(622)	(527)	5,339	8,655
Depreciation and amortization	1,833	2,599	404	1,290	6,126
Capital expenditures	838	1,169	77	473	2,557
Retail store impairment	—	119	640	25	784
Deferred rent expense (benefit)	59	(294)	(30)	(219)	(484)

	Nine Months Ended September 30, 2012
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$131,612	$143,444	$45,096	$124,130	$444,282
Gross profit	36,582	93,977	26,627	77,106	234,292
Income (loss) from segment operations	18,324	449	(1,888)	8,339	25,224
Depreciation and amortization	4,795	8,074	1,107	3,064	17,040
Capital expenditures	6,502	3,990	1,144	2,621	14,257
Retail store impairment	—	—	129	—	129
Deferred rent expense (benefit)	393	(509)	(156)	(377)	(649)

	Nine Months Ended September 30, 2011
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$115,193	$120,483	$42,256	$111,828	$389,760
Gross profit	30,518	82,031	25,463	73,043	211,055
Income (loss) from segment operations	16,002	(7,126)	(1,954)	7,618	14,540
Depreciation and amortization	6,015	7,887	1,246	3,961	19,109
Capital expenditures	2,179	3,848	209	1,048	7,284
Retail store impairment	—	296	642	1,498	2,436
Deferred rent expense (benefit)	211	(1,341)	(78)	(654)	(1,862)

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (continued)
(Amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to Loss before Income Taxes	2012	2011	2012	2011
Income from segment operations	$13,840	$8,655	$25,224	$14,540
Unallocated corporate expenses	(9,223)	(11,283)	(31,111)	(35,482)
Interest expense	(10,454)	(8,832)	(30,274)	(23,715)
Foreign currency transaction gain (loss)	685	(1,855)	(141)	(780)
Unrealized (loss) gain on warrants and purchase rights	(13,312)	6,101	(15,340)	21,201
Gain (loss) on extinguishment of debt	—	—	11,588	(3,114)
Other (expense) income	(36)	186	(188)	240
Consolidated loss before income taxes	$(18,500)	$(7,028)	$(40,242)	$(27,110)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net sales to external customers	2012	2011	2012	2011

U.S. Wholesale
Wholesale	$39,862	$36,780	$110,380	$98,840
Online consumer	6,985	5,625	21,232	16,353
Total	$46,847	$42,405	$131,612	$115,193

U.S. Retail	$52,714	$43,104	$143,444	$120,483

Canada
Wholesale	$3,215	$2,958	$9,449	$8,711
Retail	13,086	11,944	34,181	32,246
Online consumer	416	362	1,466	1,299
Total	$16,717	$15,264	$45,096	$42,256

International
Wholesale	$2,113	$2,825	$7,183	$7,479
Retail	39,256	33,244	102,859	92,059
Online consumer	4,513	4,047	14,088	12,290
Total	$45,882	$40,116	$124,130	$111,828

Consolidated
Wholesale	$45,190	$42,563	$127,012	$115,030
Retail	105,056	88,292	280,484	244,788
Online consumer	11,914	10,034	36,786	29,942
Total	$162,160	$140,889	$444,282	$389,760

Table A
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(unaudited)
In addition to its GAAP results, American Apparel considers non-GAAP measures of its performance. EBITDA, as defined below, is an important supplemental financial measure of American Apparel's performance that is not required by, or presented in accordance with, GAAP. EBITDA represents net income (loss) before income taxes, interest and other expense (income), and depreciation and amortization. American Apparel's management uses EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel's management believes that the presentation of EBITDA provides useful information regarding American Apparel's results of operations because they assist in analyzing and benchmarking the performance and value of American Apparel's business. American Apparel believes that EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

EBITDA also is used by American Apparel's management for multiple purposes, including:

•	to calculate and support various coverage ratios with American Apparel's lenders

•	to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors

•
to more accurately compare American Apparel's operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, EBITDA is an important valuation tool used by potential investors when assessing the relative performance of American Apparel in comparison to other companies in the same industry. Although American Apparel uses EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company's net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel's calculation of EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel's management compensates for these limitations in considering EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

Table A (continued)
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net loss	$(19,012)	$(7,194)	$(42,175)	$(28,152)
Income tax provision	512	166	1,933	1,042
Interest and other expense, net	23,802	2,545	34,214	5,388
Depreciation and amortization	5,538	6,126	17,040	19,109
Foreign currency (gain) loss	(685)	1,855	141	780
Retail store impairment	—	784	129	2,436
Share-based compensation expense	2,949	2,093	7,333	4,538
Other	210	—	206	—
Consolidated Adjusted EBITDA	$13,314	$6,375	$18,821	$5,141

	Year Ended December 31,
	2008	2009	2010	2011	TTM 2012 (1)
Net Loss	$14,112	$1,112	$(86,315)	$(39,314)	$(53,337)
Income tax provision	7,255	3,816	12,164	1,721	2,612
Interest and other expense, net	14,076	22,407	24,784	12,621	41,447
Depreciation and amortization	20,844	28,151	28,130	24,980	22,911
Foreign currency (gain) loss	621	(2,920)	(686)	1,679	1,040
Retail store impairment	644	3,343	8,597	4,267	1,960
Share-based compensation expense	12,625	525	3,719	6,814	9,609
Other	—	—	—	1,696	1,902
Consolidated Adjusted EBITDA	$70,177	$56,434	$(9,607)	$14,464	$28,144

(1) Trailing twelve months September 30, 2012 is calculated as year-ended December 31, 2011 plus nine months ended September 30, 2012 minus nine months ended September 30, 2011.

The following table reflects the forecasted guidance range for 2012 for adjusted EBITDA and reconciles such adjusted EBITDA guidance to Net Loss:

	Twelve Months Ended December 31, 2012
	Low End Range	High End Range
Net Loss	$(43,900)	$(39,900)
Income tax provision	2,300	2,300
Interest and other expense, net	44,700	44,700
Depreciation and amortization	22,600	22,600
Foreign currency (gain) loss	200	200
Retail store impairment	100	100
Share-based compensation expense	9,600	9,600
Other	400	400
Consolidated Adjusted EBITDA	$36,000	$40,000